BlackRock Resources and Commodities Strategy Trust

Cusip: 09257A108

Ticker: BCX

Record Date	September 16, 2013
Pay Date	September 30, 2013

Distribution Amount per share	$0.290000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	$0.063437	22%	$0.226657	20%
Net Realized Short-Term Capital Gains	$—	0%	$—	0%
Net Realized Long-Term Capital Gains	$—	0%	$—	0%

Return of Capital	$0.226563	78%	$0.933343	80%

Total (per common share)	$0.290000	100%	$1.160000	100%

Average annual total return (in relation to NAV) for the inception to date ending on August 31, 2013				-6.48%

Annualized current distribution rate expressed as a percentage of NAV as of August 31, 2013				8.81%

Cumulative total return (in relation to NAV) for the fiscal year through August 31, 2013				-8.60%

Cumulative fiscal year distributions as a percentage of NAV as of August 31, 2013				6.61%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trusts Managed Distribution Plan.

The Trust estimates that it has distributed more than its income and net realized gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Trust is paid back to you. A return of capital does not necessarily reflect the Trust’s investment performance and should not be confused with ‘yield’ or ‘income’. When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 800-882-0052

BlackRock Resources and Commodities Strategy Trust

Cusip: 09257A108

Ticker: BCX

Record Date	June 14, 2013
Pay Date	June 28, 2013

Distribution Amount per share	$0.290000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	$0.087935	30%	$0.163221	19%
Net Realized Short-Term Capital Gains	$—	0%	$—	0%
Net Realized Long-Term Capital Gains	$—	0%	$—	0%

Return of Capital	$0.202065	70%	$0.706779	81%

Total (per common share)	$0.290000	100%	$0.870000	100%

Average annual total return (in relation to NAV) for the inception to date ending on April 30, 2013				-6.53%

Annualized current distribution rate expressed as a percentage of NAV as of May 31, 2013				8.47%

Cumulative total return (in relation to NAV) for the fiscal year through May 31, 2013				-7.16%

Cumulative fiscal year distributions as a percentage of NAV as of May 31, 2013				4.23%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trusts Managed Distribution Plan.

The Trust estimates that it has distributed more than its income and net realized gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Trust is paid back to you. A return of capital does not necessarily reflect the Trust’s investment performance and should not be confused with ‘yield’ or ‘income’. When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257